UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL	60053
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, Ludmila Smolyansky (“Ms. L. Smolyansky”) notified Lifeway Foods, Inc. (the “Company”) by email that she resigned from the Board. On May 17, 2023, Ms. L. Smolyansky sent a letter to the Company indicating that she was resigning due to a disagreement with the Board about her opinions on the business and management (the “Letter”). A copy of the Letter is filed as Exhibit 17.1 to this Current Report on Form 8-K. Ms. L. Smolyansky did not serve on any committees of the Board.

The Company strongly disagrees with the assertions made in the Letter including the characterization by Ms. L. Smolyansky of the financial trends of the Company, activity of the Board and committees of the Board, statements and actions of management, the independence of directors and Ms. L. Smolyansky’s and Edward Smolyansky’s actions. Contrary to Ms. L. Smolyansky’s assertions, the Company’s financial statements and disclosure included in the Company’s periodic reports filed with the Securities and Exchange Commission show a very different picture. The Company’s net sales have increased 51% from fiscal year 2019 to 2022, a compounded annual growth rate of 14.8% over the period. In addition to reporting a record fiscal year of revenue in 2022, Lifeway also started the first quarter of 2023 with the 14th consecutive quarter of strong year-over-year topline expansion. In the first quarter of 2023, the Company achieved net sales growth of 11.2% and gross profit margin increased 530 basis points year-over-year.

As previously disclosed, Ms. L. Smolyansky was elected to the Board for a term expiring at the Company’s Annual Meeting of Stockholders to be held in 2023 pursuant to that certain Settlement Agreement dated as of July 27, 2022 by and between the Company, Ms. L. Smolyansky and Edward Smolyansky, as amended on November 7, 2022 (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the vacancy created by Ms. L. Smolyansky’s resignation will remain unfilled until a nominee named by Ms. L. Smolyansky and her son, Edward Smolyansky, has been appointed or nominated by the Board upon satisfaction of its regular qualification procedures. Pursuant to the Settlement Agreement, the Company is obligated to nominate, and has nominated, Ms. L. Smolyansky for reelection as director at the Annual Meeting. There will be no additional changes to the Company’s proxy statement with respect to Ms. L. Smolyansky’s nomination.

Ms. L. Smolyansky has been given an opportunity to review this disclosure, and the Company will file any responses timely received from her pursuant to Item 5.02(a)(3) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
17.1	Letter from Ludmila Smolyansky.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: May 22, 2023	By:	/s/ Eric Hanson
Name: Eric Hanson
Title: Chief Financial and Accounting Officer

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